Exhibit 4.1

93658691v1

ARS VI Investor I, LP
c/o Almanac Realty Investors, LLC
1140 Avenue of the Americas, 17th Floor
New York, New York 10036

October 10, 2017

RAIT Financial Trust
Two Logan Square

100 N. 18th St., 23rd Floor

Philadelphia, Pennsylvania 19103

Attention: Chief Financial Officer

RE:Exercise of Warrant and Common Share Appreciation Right Put Rights

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement, dated as of October 1, 2012, as amended (the “Purchase Agreement”), by and among RAIT Financial Trust, a Maryland real estate investment trust (the “Company”), and its subsidiaries RAIT Partnership, L.P., Taberna Realty Finance Trust and RAIT Asset Holdings IV, LLC, and ARS VI Investor I, LP, formerly known as ARS VI Investor I, LLC (the “Investor”), as well as the agreements evidencing the Warrants and Common Share Appreciation Rights issued to the Investor thereunder.  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

This notice constitutes a Put Right Notice pursuant to (and as defined in) Section 9 of the agreements evidencing the Warrants (the “Warrant Agreements”) and Section 9 of the agreements evidencing the Common Share Appreciation Rights (the “Common Share Appreciation Rights Agreements”).  The Investor hereby demands that the Company purchase (i) all of the Warrants held by it at the Put Redemption Price (as defined in the Warrant Agreements) in cash by wire transfer of immediately available funds pursuant to Section 9 of the Warrant Agreements (being Warrants to purchase 9,931,000 Common Shares (collectively, the “Applicable Warrant Shares”)), and (ii) all of the Common Share Appreciation Rights held by it at the Put Redemption Price (as defined in the Common Share Appreciation Rights Agreements) in cash by wire transfer of immediately available funds pursuant to Section 9 of Common Share Appreciation Rights Agreements (being Common Share Appreciation Rights to purchase 6,735,667 Common Shares (collectively, the “Applicable Appreciation Rights Shares” and together with the Applicable Warrant Shares, the “Applicable Shares”)).

Pursuant to the definition of Put Redemption Price in the Warrant Agreements and Common Share Appreciation Rights Agreements, the aggregate Put Redemption Price payable in respect of the Warrants and the Common Share Appreciation Rights that are the subject of this Put Rights Notice is $20,500,000, being the product of (i) the number of Applicable Shares and (ii) $1.23.

The original Warrant Agreements and Common Share Appreciation Rights Agreements evidencing the Warrants and Common Share Appreciation Rights that are the subject of this Put Right Notice are enclosed herewith.

Nothing in this Put Right Notice shall limit or be deemed to limit any claims or rights that the Investor may have under, in connection with or related to the Purchase Agreement or otherwise, each of which are expressly reserved hereby.

[Remainder of Page Intentionally Left Blank]

Sincerely,

ARS VI INVESTOR I, LP

By: ARS VI Investor I GP, LLC

its General Partner

By: Almanac Realty Securities VI, L.P.

its Member

By: Almanac Realty Partners VI, LLC

its General Partner

  By: /s/ Matthew W. Kaplan
       Name: Matthew W. Kaplan
       Title: President

Enclosures:

Common Share Purchase Warrant Certificate, Warrant No. 1, dated October 17, 2012

Common Share Purchase Warrant Certificate, Warrant No. 2, dated November 15, 2012

Common Share Purchase Warrant Certificate, Warrant No. 3, dated December 18, 2012

Common Share Purchase Warrant Certificate, Warrant No. 4, dated March 27, 2014

Common Share Appreciation Right Certificate, Right No. 1, dated October 17, 2012

Common Share Appreciation Right Certificate, Right No. 2, dated November 15, 2012

Common Share Appreciation Right Certificate, Right No. 3, dated December 18, 2012

Common Share Appreciation Right Certificate, Right No. 4, dated March 27, 2014 cc:

Scott Davidson

Chief Executive Officer

Two Logan Square

100 N. 18th Street, 23rd Floor

Philadelphia, PA 19103

Pepper Hamilton LLP

3000 Two Logan Square

Philadelphia, Pennsylvania 19103-2799

Attention: Michael H. Friedman, Esq.
Fax: (215) 981-4750

Proskauer Rose LLP

Eleven Times Square

New York, New York 10036-8299

Attention: Arnold S. Jacobs, Esq.

Fax: (212) 969-2900